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                                                                    Exhibit 99.3
                         NOTICE OF GUARANTEED DELIVERY
                FOR TENDER OF 9%/7% CONVERTIBLE PREFERRED STOCK
                   AND 12% SENIOR CONVERTIBLE PREFERRED STOCK
                         SEARCH FINANCIAL SERVICES INC.

         This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer by Search Financial Services Inc. (the "Company") to exchange (the "Exchange Offer") each share of 9%/7% Convertible Preferred Stock and 12% Senior Convertible Preferred Stock (together collectively referred to as the "Preferred Stock") for four shares of the Company's common stock, $.01 par value (the "Common Stock") if, (a) certificates representing the Preferred Stock are not immediately available,
(b) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined), or (c) time will not permit the Preferred Stock and all other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) dated._______ __, 1997 of the Company.

                                      To:
          AMERICAN SECURITIES TRANSFER AND TRUST, INC., EXCHANGE AGENT

                                           By Facsimile Transmission
               By Mail                 (for Eligible Institutions Only)       By Hand Delivery or Overnight
   1825 Lawrence Street, Suite 444              (303) 298 5380                          Delivery
       Denver, Colorado 80202                 For Confirmation of            1825 Lawrence Street, Suite 444
  Attn:  Corporate Trust Operations         Facsimile Transmission               Denver, Colorado  80202
                                                (303) 298 5370              Attn:  Corporate Trust Operations

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., DALLAS TIME,
     ON FRIDAY ________ __, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
            TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME
                         PRIOR TO THE EXPIRATION DATE.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) and the related Letter of Transmittal, receipt of both of which is hereby acknowledged, the number of shares of Preferred Stock set forth below, pursuant to the guaranteed delivery procedures set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) under the heading "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery."

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

              Number of Shares  of 9%/7% Convertible          Signature(s) of Registered Holder(s) of
              Preferred Stock or 12% Senior Convertible       Authorized Signatory
              Preferred Stock Tendered
                                                              ------------------------------------
              -----------------------------------------       ------------------------------------

              Certificate No(s). of 9%/7% Convertible         Name(s) of Registered Holders
              Preferred Stock or 12% Senior Convertible
              Preferred Stock
              (if available)                                  ------------------------------------
                                                              ------------------------------------
              -----------------------------------------       ------------------------------------
              -----------------------------------------       Address(es)
              Date                                                        ------------------------
                        -------------------------------       Social Security or Taxpayer
                                                              Identification No.

                                                              ------------------------------------
                                                              Area Code and Telephone No.

                                                              ------------------------------------
                                                              If Preferred Stock will be delivered by
                                                              book-entry transfer, check the appropriate
                                                              box below

                                                              [__]   Depository Trust Company

                                                              [__]   Philadelphia Depository Trust
                                                                     Company

                                                              Account No.
                                                                          ------------------------

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         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Preferred Stock exactly as their name(s) appear(s) on the certificates representing such Preferred Stock or on a security position listing as the owner(s) of the Preferred Stock, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ---------------------------------------------------------------------

Capacity:
         --------------------------------------------------------------------

Address(es):
            -----------------------------------------------------------------

         Do not send certificates representing shares of Preferred Stock with this form. Certificates representing shares of Preferred Stock should be sent to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three NASDAQ National Market trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Preferred Stock tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Preferred Stock into the Exchange Agent's account at the applicable Depository Institution, pursuant to the procedure for book-entry transfer set forth in the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) under the heading "The Exchange Offer--Procedures for Tendering--Book-Entry Transfer"), and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

Name of Firm:                            Name:
             ----------------------           --------------------------------

Address:                                 Title:
        ---------------------------            -------------------------------
                                         Area Code and Telephone No.:

                                         -------------------------------------

-----------------------------------      Date:
                                              --------------------------------
City State                 Zip Code


-----------------------------------
      Authorized Signature


 NOTE: DO NOT SEND CERTIFICATES REPRESENTING SHARES OF PREFERRED STOCK WITH THIS FORM. ACTUAL SURRENDER OF PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.
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                                  INSTRUCTIONS

         1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. The Exchange Agent must receive at one of its addresses set forth on the cover hereof prior to the Expiration Date a properly completed and duly executed Notice of Guaranteed Delivery that (i) contains a signature guaranteed by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery, (ii) sets forth the name and address of the holder of Preferred Stock and the amount of Preferred Stock tendered, (iii) states that the tender is being made thereby and (iv) guarantees within three NASDAQ National Market trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with the Preferred Stock and any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holder, but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is recommended that the holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Proxy Statement/Prospectus (and the Offer to Exchange contained therein) under the heading "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery." In all cases, sufficient time should be allowed to assure timely delivery to the Exchange Agent prior to the Expiration Date, as applicable.

         2. SIGNATURE ON THIS NOTICE OF GUARANTEED DELIVERY; GUARANTEE OF SIGNATURES. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Preferred Stock referred to herein, the signature must correspond with the name(s) as written on the face of such Preferred Stock without alteration, enlargement or any change whatsoever.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Preferred Stock listed, this Notice of Guaranteed Delivery must be accompanied by an appropriate instrument or instruments of transfer or exchange from the registered holder (with signatures on such instrument or instruments guaranteed by an Eligible Institution) signed as the name of the registered holder(s) appear(s) on the face of such Preferred Stock without alteration, enlargement or any change whatsoever.

         If this Notice of Guaranteed Delivery is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

         3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the Exchange Offer or the procedure for exchanging, as well as requests for assistance or for additional copies of the Proxy
Statement/Prospectus and the Letter of Transmittal, may be directed to the Company at the address set forth in the Proxy Statement/Prospectus.